For Immediate Release

Contacts:
Peerless Systems Corporation:	Investor Contact:
John Rigali	Geoff High
Chief Financial Officer	Pfeiffer High Investor Relations, Inc.
(310) 297-3146	(303) 393-7044

Peerless Systems Corporation Announces Appointment of Two Directors and Expansion of Board to Six Directors

EL SEGUNDO, Calif., August 7, 2007 - Peerless Systems Corporation (Nasdaq: PRLS), a provider of advanced imaging and networking technologies and components to the digital document market, today announced that the board of directors has increased the authorized number of directors from four to six and has appointed John C. Reece and John Thomas Zender as directors to fill the newly created positions.

Reece has served since 1999 as chairman and CEO of John C. Reece and Associates, LLC, the firm he founded to provide leadership assistance to corporate and government executives in resolving issues disrupting their enterprises’ value-creation performance. Previously, Reece served as deputy commissioner for modernization & chief information officer (CIO) at the Internal Revenue Service (IRS). In this capacity he led the agency’s business systems transformation programs. Prior to joining the IRS, he was vice president of information technology at Time Warner Inc., functioning as that company’s first CIO. Earlier, Reece spent nearly a decade as managing partner of Booz Allen & Hamilton’s information technology practice in the Midwest. Currently, he is a board member of Exponential Storage, Inc., is a fellow of the Ponemon Institute, and serves on Oakley Network’s and Applied Identity, Inc.’s advisory boards. He has previously served on many other executive advisory boards, including those at AT&T, Oracle, Sun Microsystems and Bristol Myers-Squibb. He holds a bachelor’s degree from Northwestern University.

Zender served as president and CEO of Unity, a worldwide not-for-profit, trans-denominational spiritual support movement from September 2001 to February 2007. From 1996 to 2001, he was an executive consultant working with partners and others to fund start-up technology companies, serving as CEO and board member for several companies during their incubation phase, and providing leadership and strategic consulting to management. From 1995 to 1996, Zender was the general manager of the Software Business Unit of MTI Technology, a Nasdaq-listed developer of data storage and data management systems. From 1989 to 1995, he was the vice president of marketing and business development for Encore Computer, a Nasdaq-listed high-performance computer systems and storage company. From 1986 to 1989, Zender was the vice president of corporate development for MAI Systems, a NYSE-listed producer of interactive business computer systems. Prior to joining MAI Systems, he held management positions at General Electric, Honeywell and ITT. Presently, Zender serves as board chairman of VillageEDOCS, a publicly held Internet messaging services company. He is also a member of the Leadership Council for the Association of Global New Thought. Further, he serves as a board member at Ottawa University. He has previously served as a board member of the Forum for Corporate Directors in Southern California and several other boards, including publicly and privately held corporations, and not-for-profit organizations. Zender holds a degree in business administration from Ottawa University.

Rick Roll, president and chief executive officer, said, “The appointments of John Reece and John Thomas Zender add a wealth of relevant industry, financial and public-company experience to the Peerless board. We look forward to their guidance and contributions going forward.”

About Peerless Systems Corporation

Founded in 1982, Peerless Systems Corporation is a provider of imaging and networking technologies and components to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an imaging controller. Peerless’ broad line of scalable software and silicon offerings enables its customers to shorten their time-to-market and reduce costs by offering unique solutions for multiple products. Peerless’ customer base includes companies such as Canon, IBM, Konica Minolta, Kyocera Mita, Lenovo, OkiData, Ricoh, RISO, Seiko Epson and Xerox. Peerless also maintains strategic partnerships with Adobe and Novell. For more information, visit Peerless’ web site at www.peerless.com.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995

Statements made by us in this press release that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Statements that use words such as we “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Such risks and uncertainties include, among other things, changing competitive and market conditions, our reliance on certain OEM customers for significant portions of our revenues, the sufficiency of our capital resources, any adverse change in our relationship with Adobe Systems Incorporated and Novell, Inc, increased competition both from in-house OEM products and low cost offshore competitors, the impact of Microsoft’s Vista™ operating system, reduced demand for our existing monochrome technologies, the rapid changes taking place in the emerging color print devices markets, contract backlog will be realized, our ability to identify new customers or place our technology in a broader base of products, our ability to leverage core competencies and find product segments that blend well with our core business, our ability to successfully enter new software application sectors, our ability to maintain our profit objectives and create compelling margins, the tenure of the competitive advantage of our old and new technologies, our reliance on block licensing, our ability to develop and market our advanced devices and software, the validity and protection of our intellectual property rights and our ability to execute our business plan and strategic partnering transactions.

The above risks, and others, are described in further detail in our reports filed with the Securities and Exchange Commission, including, but not limited to, those described under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended January 31, 2007, filed on April 13, 2007, and those described under “Item 1A. Risk Factors” in the most recent Quarterly Report on Form10-Q for the quarter ended April 30, 2007, filed on June 11, 2007.

Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.